Exhibit 99.1

NEWS RELEASE

Contact:	Trey Stolz
Director, Investor Relations
Basic Energy Services, Inc.
817-334-4100

BASIC ENERGY SERVICES ANNOUNCES MOVE TO OTCQX® BEST MARKET

FORT WORTH, Texas - December 3, 2019 - Basic Energy Services, Inc. (OTCQX: BASX) (“Basic” or the “Company”) today announced that the shares of the Company’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. (“OTCQX”) under the symbol BASX, following notification from the New York Stock Exchange (“NYSE”) on December 2, 2019 that it had determined to suspend trading in the Company’s common stock immediately and commence proceedings to delist the Company’s common stock from the NYSE. The NYSE reached its decision to delist the Company’s common stock pursuant to Section 802.01B of the NYSE’s Listed Company Manual, which requires listed companies to maintain an average global market capitalization over a consecutive 30 trading-day period of at least $15 million.

The NYSE will apply to the Securities and Exchange Commission to delist the Company’s common stock upon completion of all applicable procedures. The Company does not intend to appeal the determination. Effective December 3, 2019, the Company’s common stock began trading on the OTCQX under the symbol “BASX”.

The transition to the OTCQX does not affect the Company’s business operations. The Company will remain subject to the public reporting requirements of the Securities and Exchange Commission following the delisting.
About Basic Energy Services

Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, California and Colorado. Our operations are focused in liquids-rich basins that have historically exhibited strong drilling and production economics in recent years with a significant presence in the Permian Basin, Powder River Basin, and the Bakken, Eagle Ford, and Denver-Julesburg shales. We provide our services to a diverse group of over 2,000 oil and gas companies. Additional information on Basic Energy Services is available on the Company’s website at www.basicenergyservices.com.
Safe Harbor Statement

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and reflect Basic’s current views about future events. The words "believe," "estimate," "expect," "anticipate," "project," "intend," "seek," "could," "should," "may," "potential" and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not

Exhibit 99.1

forward-looking. Although Basic believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions and estimates, certain risks and uncertainties could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release and the presentation. These risks and uncertainties include, without limitation, our ability to successfully execute, manage and integrate acquisitions, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for crude oil and natural gas, and the negative impacts of the delisting of the Company’s common stock from the NYSE. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Any forward-looking statement speaks only as of the date on which such statement is made and Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise, except as required by applicable law.